Exhibit 99.1

Pall Corporation Reports Fourth Quarter and Full Year Results
PORT WASHINGTON, N.Y., August 29, 2013 -- Pall Corporation (NYSE:PLL) today reported financial results for the fourth quarter and fiscal year ended July 31, 2013.

Fourth Quarter and Full Year Continuing Operations Sales and Earnings Overview (1)
Fourth quarter sales were $716.8 million compared to $722.4 million last year, a decrease of 1%. Sales in local currency (“LC”) were up slightly. Diluted EPS were $0.76 in the quarter, compared to $0.64 last year. Pro forma diluted EPS(2) were $0.90, a 5% increase compared to $0.86 a year earlier, including a negative impact of approximately $0.03 from foreign currency translation.
For the full year, sales declined 1% over last year. Sales in LC increased 1%. Diluted EPS were $2.89 for the full year, compared to $2.39 for the same period last year. Pro forma diluted EPS(2) were $3.04, a 9% increase compared to $2.80 a year earlier, including a negative impact of approximately $0.10 from foreign currency translation.
Larry Kingsley, Pall President and CEO, said, “In light of continued economic challenges, particularly impacting our Industrial business, we delivered solid results this year. This was largely due to improved operational execution and the benefit of our structural cost actions.”
Life Sciences – Fourth Quarter Highlights

(Dollar Amounts in Millions and Discussion of Sales Changes are in Local Currency)

Sales:	JUL. 31, 2013	JUL. 31, 2012	% CHANGE	% CHANGE IN LC
BioPharmaceuticals	$215	$205	5	6
Food & Beverage	47	50	(5)	(4)
Medical	54	51	5	5
Total Consumables	316	306	4	4
Systems	38	29	31	33
Total Life Sciences segment	$354	$335	6	6

Gross profit	$201	$194
% of sales	56.8	57.9
Segment profit	$86	$86
% of sales	24.2	25.7
BioPharmaceuticals: Consumables sales grew 6% compared to last year, on continued strength in the Biotech sector.
Food and Beverage: Consumables sales were down 4% compared to last year, on weakness in China as well as in several European countries.
Medical: Consumables sales grew 5% compared to last year, on strong sales in Hospital Critical Care and Blood Media.
Systems: Sales increased 33% compared to last year, on timing of BioPharmaceuticals and Food & Beverage capital spend.

Industrial – Fourth Quarter Highlights

(Dollar Amounts in Millions and Discussion of Sales Changes are in Local Currency)

Sales:	JUL. 31, 2013	JUL. 31, 2012	% CHANGE	% CHANGE IN LC
Process Technologies	$151	$151	—	1
Aerospace	60	67	(11)	(10)
Microelectronics	73	83	(12)	(7)
Total Consumables	284	301	(6)	(4)
Systems	79	87	(9)	(9)
Total Industrial segment	$363	$388	(7)	(5)

Gross profit	$168	$179
% of sales	46.3	46.0
Segment profit	$68	$68
% of sales	18.8	17.4

Process Technologies: Consumables sales grew 1% compared to last year, on strength in Fuels & Chemicals.
Aerospace: Consumables sales were down 10% compared to last year, on weakness in Military Aerospace. This decline was largely due to strong helicopter program sales last year that did not repeat. Commercial Aerospace consumables sales grew 4%.
Microelectronics: Consumables sales were down 7% compared to last year, on continued weakness in the display and data storage end-markets.
Systems: Sales declined 9% compared to last year, on weakness in Municipal Water.
Conclusion/Outlook
Kingsley concluded, “In fiscal year 2014, we expect revenue growth in the low-to-mid single digits, resulting in pro forma EPS of $3.30 to $3.50, growth of 9% to 15%, representing significant operating leverage.”
Conference Call
On Thursday, August 29, 2013, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call can be accessed at www.pall.com/investor. The webcast will be archived for 30 days.
About Pall Corporation
Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation is an S&P 500 company serving customers worldwide. Pall has been named a “top green company” by Newsweek magazine. To see how Pall is helping enable a greener, safer, more sustainable future, follow us on Twitter @PallCorporation or visit www.pall.com/green.
Forward-Looking Statements
The matters discussed in this presentation contain “forward-looking statements” as defined in the Private

Securities Litigation Reform Act of 1995. Results for fiscal year 2013 are preliminary until the Company's Form 10-K is filed with the Securities and Exchange Commission on or before September 30, 2013. Forward-looking statements are those that address activities, events or developments that the Company or management intends, expects, projects, believes or anticipates will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs, dilution from the disposition or future allocation of capital and effective tax rate, and other future events or developments are forward-looking statements.

Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by the Company’s forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I–Item 1A.–Risk Factors in the 2012 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including: the impact of legislative, regulatory and political developments globally; the impact of the uncertain global economic environment; the extent to which adverse economic conditions may affect the Company’s sales volume and results; demand for the Company’s products and business relationships with key customers and suppliers, which may be impacted by their cash flow and payment practices; delays or cancellations in shipments; the Company’s ability to develop and commercialize new technologies or obtain regulatory approval or market acceptance of new technologies; the Company’s ability to enforce patents and protect proprietary products and manufacturing techniques; increase in costs of manufacturing and operating costs; the Company’s ability to achieve and sustain the savings anticipated from its structural cost improvement initiatives; volatility in foreign currency exchange rates, interest rates and energy costs and other macroeconomic challenges currently affecting the Company; the Company’s ability to meet its regulatory obligations; costs and outcome of pending or future claims or litigation; the Company’s ability to comply with environmental, health and safety laws and regulations; changes in product mix, market mix and product pricing, particularly relating to the expansion of the systems business; the effect of a serious disruption in the Company’s information systems; fluctuations in the Company’s effective tax rate; the Company’s ability to successfully complete or integrate any acquisitions; competition, including the impact of pricing and other actions by the Company’s competitors; the effect of litigation and regulatory inquiries associated with the restatement of the Company’s prior period financial statements; the Company’s ability to attract and retain management talent or the loss of members of its senior management team; the effect of the restrictive covenants in the Company’s debt facilities; and the effect of product defects and recalls. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

Notes to Release:

(1)
As discussed in our news release dated August 1, 2012, the Company completed the sale of certain assets of its Blood product line. Accordingly, discussion of results from continuing operations excludes the Blood product line. Tables appended to this release are presented on a continuing operations basis (with reconciliation to include the discontinued Blood product line).

(2)
Pro forma diluted EPS are defined as Reported diluted EPS on a continuing operations basis adjusted for “Discrete Items.” Discrete items are defined as Restructuring & Other Charges (ROTC) and other items that are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. A reconciliation of Reported to Pro forma amounts can be found in the Reconciliation of Pro forma Earnings table accompanying this release.

(3)	Reflects assets held for sale related to the Blood product line.

(4)	Cash flows are inclusive of discontinued operations.

# # #
Contact:
Pall Corporation
R. Brent Jones
Vice President of Finance & Treasurer
Telephone: 516-801-9848
Email: investor_relations@pall.com

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	JUL. 31, 2013	JUL. 31, 2012

Assets:

Cash and cash equivalents	$936,886	$500,274
Accounts receivable	566,335	655,436
Inventories	381,047	364,766
Other current assets	165,761	195,464
Assets held for sale	—	136,517	(3)
Total current assets	2,050,029	1,852,457

Property, plant and equipment	774,948	750,993
Other assets	647,862	744,442
Total assets	$3,472,839	$3,347,892

Liabilities and Stockholders' Equity:

Short-term debt	$170,387	$205,393
Accounts payable, income taxes and other current liabilities	558,684	646,735
Total current liabilities	729,071	852,128

Long-term debt, net of current portion	467,319	490,706
Deferred taxes and other non-current liabilities	461,493	495,023
Total liabilities	1,657,883	1,837,857

Stockholders' equity	1,814,956	1,510,035
Total liabilities and stockholders' equity	$3,472,839	$3,347,892

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	FOURTH QUARTER ENDED		YEAR ENDED
	JUL. 31, 2013	JUL. 31, 2012	JUL. 31, 2013	JUL. 31, 2012

Net sales	$716,818	$722,371	$2,648,063	$2,671,656
Cost of sales	347,940	350,216	1,276,060	1,291,558
Gross profit	368,878	372,155	1,372,003	1,380,098
% of sales	51.5%	51.5%	51.8%	51.7%
Selling, general and administrative expenses	208,789	210,239	810,358	843,221
% of sales	29.1%	29.1%	30.6%	31.6%
Research and development	25,634	22,581	94,216	82,932
Operating profit	134,455	139,335	467,429	453,945
% of sales	18.8%	19.3%	17.7%	17%
Restructuring and other charges ("ROTC") (a)	18,685	35,857	40,182	66,858
Interest expense, net (c)	4,874	2,495	15,621	20,177
Earnings from continuing operations before income taxes	110,896	100,983	411,626	366,910
Provision for income taxes (b)	24,689	25,272	81,664	85,963
Net earnings from continuing operations	$86,207	$75,711	$329,962	$280,947
Earnings/(loss) from discontinued operations, net of income taxes	(579)	10,496	244,973	38,362
Net Earnings	$85,628	$86,207	$574,935	$319,309

Average shares outstanding:
Basic	112,179	115,940	112,803	116,061
Diluted	113,544	117,519	114,236	117,663

Earnings/(loss) per share:
From continuing operations:
Basic	$0.77	$0.65	$2.93	$2.42
Diluted	$0.76	$0.64	$2.89	$2.39

From discontinued operations:
Basic	$(0.01)	$0.09	$2.17	$0.33
Diluted	$(0.01)	$0.09	$2.14	$0.32

Total
Basic	$0.76	$0.74	$5.10	$2.75
Diluted	$0.75	$0.73	$5.03	$2.71

Pro forma diluted earnings per share:
From continuing operations	$0.90	$0.86	$3.04	$2.80

PALL CORPORATION
RECONCILIATION OF PRO FORMA EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	FOURTH QUARTER ENDED		YEAR ENDED
	JUL. 31, 2013	JUL. 31, 2012	JUL. 31, 2013	JUL. 31, 2012

Pro forma earnings reconciliation from continuing operations
Net earnings from continuing operations as reported	$86,207	$75,711	$329,962	$280,947
Discrete items:
ROTC, after pro forma tax effect (a)	15,496	29,499	31,741	52,992
Tax adjustments (b)	—	(1,264)	(10,193)	(1,264)
Interest adjustments, after pro forma tax effect (c)	—	(2,859)	(4,268)	(2,859)
Total discrete items	15,496	25,376	17,280	48,869
Pro forma earnings from continuing operations	$101,703	$101,087	347,242	329,816

	FOURTH QUARTER ENDED		YEAR ENDED
	JUL. 31, 2013	JUL. 31, 2012	JUL. 31, 2013	JUL. 31, 2012

Diluted earnings per share from continuing operations as reported	$0.76	$0.64	$2.89	$2.39
Discrete items:
ROTC, after pro forma tax effect (a)	0.14	0.25	0.28	0.44
Tax adjustments (b)	—	(0.01)	(0.09)	(0.01)
Interest adjustments, after pro forma tax effect (c)	—	(0.02)	(0.04)	(0.02)
Total discrete items	0.14	0.22	0.15	0.41
Pro forma diluted earnings per share from continuing operations	$0.90	$0.86	$3.04	$2.80

Pro forma earnings measures exclude the items described below as they are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. The pro forma tax effects disclosed were calculated using applicable entity-specific tax rates.

(a) ROTC in the quarter and year ended July 31, 2013 of $18,685 ($15,496 after pro forma tax effect of $3,189) and $40,182 ($31,741 after pro forma tax effect of $8,441), respectively primarily includes severance costs related to the Company's structural cost improvement initiatives, certain employment contract obligations and an adjustment to environmental reserves.

ROTC in the quarter and year ended July 31, 2012 of $35,857 ($29,499 after pro forma tax effect of $6,358) and $66,858 ($52,992 after pro forma tax effect of $13,866), respectively, primarily includes severance costs related to the Company's structural cost improvement initiatives. ROTC in the year ended July 31, 2012 also includes expenses related to certain employment contract obligations, and a gain on the sale of assets.

(b) Provision for income taxes in the year ended July 31, 2013 includes a net benefit of $10,193 related to the resolution of a U.S. tax audit partially offset by the tax cost of repatriation of foreign earnings.

Provision for income taxes in the quarter and year ended July 31, 2012 includes a net benefit of $1,264 primarily related to the settlement of certain issues with the Internal Revenue Service and the expiration of a foreign statute of limitation, partly offset by the tax cost of repatriation of foreign earnings.

(c) Interest expense, net, in the year ended July 31, 2013 includes the reversal of accrued interest of $6,704 ($4,268 after pro forma tax effect of $2,436) related to the resolution of a U.S. tax audit as described in (b) above.

Interest expense, net, in the quarter and year ended July 31, 2012 includes the reversal of accrued interest of $4,435 ($2,859 after pro forma tax effect of $1,576) primarily relating to the settlement of certain issues with the Internal Revenue Service as described in (b) above.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	YEAR ENDED
	JUL. 31, 2013	(4)	JUL. 31, 2012	(4)

Net cash provided by operating activities	$384,459		$474,848

Investing activities:

Acquisitions of businesses	(21,970)		(167,638)
Capital expenditures	(110,182)		(158,909)
Proceeds from sale of assets	537,625		26,551
Other	(6,173)		(9,829)
Net cash provided/(used) by investing activities	399,300		(309,825)

Financing activities:

Dividends paid	(108,054)		(88,955)
Repayments of notes payable and long-term borrowings	(35,420)		(10,422)
Purchase of treasury stock	(250,000)		(121,164)
Other	49,009		47,319
Net cash used by financing activities	(344,465)		(173,222)

Cash flow for period	439,294		(8,199)
Cash and cash equivalents at beginning of year	500,274		557,766
Effect of exchange rate changes on cash	(2,682)		(49,293)
Cash and cash equivalents at end of period	$936,886		$500,274

Free cash flow:
Net cash provided by operating activities	$384,459		$474,848
Less capital expenditures	110,182		158,909
Free cash flow	$274,277		$315,939

PALL CORPORATION
SUMMARY SEGMENT PROFIT BY SEGMENT FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

	FOURTH QUARTER ENDED		YEAR ENDED
	JUL. 31, 2013	JUL. 31, 2012	JUL. 31, 2013	JUL. 31, 2012

Life Sciences
Sales	$354,145	$334,640	$1,309,375	$1,253,594
Cost of sales	153,135	141,031	552,651	523,902
Gross profit	201,010	193,609	756,724	729,692
% of sales	56.8%	57.9%	57.8%	58.2%

Selling, general and administrative expenses	98,754	92,026	375,970	357,722
% of sales	27.9%	27.5%	28.7%	28.5%
Research and development	16,499	15,462	61,483	52,658
Segment profit	$85,757	$86,121	$319,271	$319,312
% of sales	24.2%	25.7%	24.4%	25.5%

Industrial
Sales	$362,673	$387,731	$1,338,688	$1,418,062
Cost of sales	194,805	209,185	723,409	767,656
Gross profit	167,868	178,546	615,279	650,406
% of sales	46.3%	46%	46%	45.9%

Selling, general and administrative expenses	90,658	103,875	367,748	421,385
% of sales	25%	26.8%	27.5%	29.7%
Research and development	9,135	7,119	32,733	30,274
Segment profit	$68,075	$67,552	$214,798	$198,747
% of sales	18.8%	17.4%	16%	14%

Consolidated:
Segment profit	$153,832	$153,673	$534,069	$518,059
Corporate services group	19,377	14,338	66,640	64,114
Operating profit	134,455	139,335	467,429	453,945
% of sales	18.8%	19.3%	17.7%	17%
ROTC	18,685	35,857	40,182	66,858
Interest expense, net	4,874	2,495	15,621	20,177
Earnings from continuing operations before income taxes	$110,896	$100,983	$411,626	$366,910

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY PRODUCT/MARKET AND REGION
FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
FOURTH QUARTER ENDED	JUL. 31, 2013	JUL. 31, 2012	% CHANGE	IMPACT	CURRENCY

Life Sciences			|------------- Increase/(Decrease) ------------|
By Product/Market:
BioPharmaceuticals	$215,211	$204,778	5.1	$(1,021)	5.6
Food & Beverage	47,364	49,701	(4.7)	(255)	(4.2)
Medical	53,965	51,487	4.8	(90)	5.0
Total Consumables	316,540	305,966	3.5	(1,366)	3.9
Systems	37,605	28,674	31.1	(409)	32.6
Total Life Sciences	$354,145	$334,640	5.8	$(1,775)	6.4

By Region:
Americas	$112,360	$114,514	(1.9)	$(834)	(1.2)
Europe	162,338	145,965	11.2	5,234	7.6
Asia	79,447	74,161	7.1	(6,175)	15.5
Total Life Sciences	$354,145	$334,640	5.8	$(1,775)	6.4

Industrial
By Product/Market:
Process Technologies	$151,299	$151,457	(0.1)	$(1,710)	1.0
Aerospace	59,417	66,573	(10.7)	(229)	(10.4)
Microelectronics	72,746	82,541	(11.9)	(4,398)	(6.5)
Total Consumables	283,462	300,571	(5.7)	(6,337)	(3.6)
Systems	79,211	87,160	(9.1)	(423)	(8.6)
Total Industrial	$362,673	$387,731	(6.5)	$(6,760)	(4.7)

By Region:
Americas	$115,617	$141,226	(18.1)	$(752)	(17.6)
Europe	105,925	107,431	(1.4)	3,123	(4.3)
Asia	141,131	139,074	1.5	(9,131)	8.0
Total Industrial	$362,673	$387,731	(6.5)	$(6,760)	(4.7)

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY PRODUCT/MARKET AND REGION
FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
YEAR ENDED	JUL. 31, 2013	JUL. 31, 2012	% CHANGE	IMPACT	CURRENCY

Life Sciences			|-------------- Increase/(Decrease) -------------|
By Product/Market:
BioPharmaceuticals	$812,328	$754,906	7.6	$(14,920)	9.6
Food & Beverage	177,633	182,294	(2.6)	(4,065)	(0.3)
Medical	208,544	195,149	6.9	(3,177)	8.5
Total Consumables	1,198,505	1,132,349	5.8	(22,162)	7.8
Systems	110,870	121,245	(8.6)	(1,422)	(7.4)
Total Life Sciences	$1,309,375	$1,253,594	4.4	$(23,584)	6.3

By Region:
Americas	$416,170	$384,757	8.2	$(3,157)	9.0
Europe	627,647	606,397	3.5	(7,871)	4.8
Asia	265,558	262,440	1.2	(12,556)	6.0
Total Life Sciences	$1,309,375	$1,253,594	4.4	$(23,584)	6.3

Industrial
By Product/Market:
Process Technologies	$584,125	$627,644	(6.9)	$(10,974)	(5.2)
Aerospace	237,371	224,016	6.0	(1,786)	6.8
Microelectronics	275,684	307,682	(10.4)	(9,542)	(7.3)
Total Consumables	1,097,180	1,159,342	(5.4)	(22,302)	(3.4)
Systems	241,508	258,720	(6.7)	(2,308)	(5.8)
Total Industrial	$1,338,688	$1,418,062	(5.6)	$(24,610)	(3.9)

By Region:
Americas	$433,316	$455,227	(4.8)	$(3,314)	(4.1)
Europe	406,868	416,555	(2.3)	(5,379)	(1)
Asia	498,504	546,280	(8.7)	(15,917)	(5.8)
Total Industrial	$1,338,688	$1,418,062	(5.6)	$(24,610)	(3.9)